EXHIBIT 99.1

World Health Alternatives, Inc. Announces First Quarter Financial Results

Monday May 17, 6:00 am ET

Sales and Gross Profits Soar As Operating Loss Narrows

PITTSBURGH—(BUSINESS WIRE)—May 17, 2004—World Health Alternatives, Inc. (OTC BB: WHAI - News), a premier medical staffing company that provides medical professionals and administrative staffing services to the healthcare industry through its MedTech Medical Staffing Division, today announced its financial results for the first quarter ended March 31, 2004.

Sales for the quarter ended March 31, 2004 reached $1.68 million, up 78% from $943,000 for the same period in 2003. Management credits the increase to the sales made by Superior Staffing Solutions, Inc., which World Health acquired in December 2003.

Gross profit for the quarter ended March 31, 2004 more than doubled to $665,000, compared to $317,000 for the same quarter in 2003. The increase in gross profits resulted from additional permanent placement fees received in the first quarter of this year as well as from additional fees attributable to the Superior Staffing acquisition.

The Company reported an operating loss of $175,000 for the three months ended March 31, 2004, an improvement on the $362,000 operating loss for the same period in 2003. Costs associated with the Company’s acquisition-related activities, including the integration of Superior Staffing’s operations into the Company’s operations, along with additional costs stemming from improvements to the Company’s information technology infrastructure and the hiring of additional personnel, were largely responsible for the loss in the first quarter of this year. The increased sales and gross margin helped to narrow the operating loss compared to the first quarter of 2003.

World Health ended the first quarter of 2004 with a net loss of $244,000, or $0.01 per fully diluted share, improving upon the $395,000 net loss, or $0.01 per fully diluted share, for the same period in 2003.

Richard McDonald, President of World Health Alternatives, said, “The Superior Staffing acquisition has already begun to strengthen our position, and this should continue to improve as the immediate costs recede and the continuing sales remain. We expect much of the same from our second quarter acquisition of Care For Them, Inc. and the acquisition contemplated by the definitive Stock Purchase Agreement that we recently signed with Pulse Healthcare Staffing, Inc., pursuant to which we will acquire that company. Again, there will be some up-front costs associated with any acquisitions, but in the long-term their earnings will serve to make World Health Alternatives stronger financially and in terms of its management and sales personnel. Moreover, we are still in the process of identifying other targets for this kind of growth.”

Mr. McDonald added, “In addition to acquisitions, World Health also intends to grow organically. The increase in the additional permanent placement fees that we have experienced appears to be a long-standing trend, and our enhanced managerial infrastructure should contribute to increases in both our top and bottom lines.”

World Health Alternatives, Inc. is a premier human resources firm offering specialized healthcare personnel for staffing and consulting needs in the healthcare industry. The Company, through its MedTech Medical Staffing Division, places its experienced personnel on a project, temporary, permanent, or temporary-to-permanent basis. These options allow clients to control the expenses associated with new staff while also giving them the unique opportunity to evaluate a candidate’s performance essentially risk-free. Headquartered in Pittsburgh, PA, the Company has branch offices in Cleveland, OH, Boca Raton, FL, Danvers, MA, Portsmouth, NH and Nashua, NH.

This press release contains forward-looking statements. The words or phrases “would be,” “would allow,” “intends to’” “will likely result,” “are expected to,” “will continue,” “anticipate,” “expect,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “considers,” or similar expressions are intended to identify “forward-looking statements.” Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (a) whether the Company will successfully acquire existing staffing companies to grow its staffing business; (b) whether the Company will have adequate financing to expand the business; (c) whether the Company will effectively manage its expanding operations which will place significant demands on its managerial, financial and informational systems; (d) competition among medical staffing companies for clients and qualified nurses and other healthcare professionals and personnel; (e) the Company’s ability to locate and fill staffing orders; (f) whether general economic conditions and the regulatory environment will be favorable to the growth of the Company’s business; (g) the Company’s ability to grow organically; (h) whether the acquisition of Superior Staffing Solutions, Inc. has strengthened the Company’s position, including its financial position, and will continue to do so; (i) whether the sales associated with Superior Staffing will remain and whether the costs associated with the acquisition and its integration into the Company’s operations will recede; (j) whether the acquisition of Care For Them, Inc. will strengthen the Company’s position, including its financial position, and result in continuing sales; (k) whether the acquisition contemplated by the definitive Stock Purchase Agreement with Pulse Healthcare Staffing, Inc, which is subject to contingencies, will be consummated and will result in a strengthening of the Company’s position, including its financial position, and in continuing sales; (l) whether the Company’s acquisitions, including those referenced herein, will result in long-term earnings and make the Company stronger financially and in terms of its management and sales personnel; (m) whether the additional permanent placement fees that the Company has been achieving are a long-standing trend; (n) whether the Company has enhanced its managerial infrastructure and whether such an infrastructure will contribute to increases in the Company’s sales and income figures; (o) other factors set forth in the Company’s periodic reports and Form SB-2 Registration Statement filed with the Securities and Exchange Commission which may be reviewed by accessing the SEC’s EDGAR system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company’s past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

World Health Alternatives, Inc. and Subsidiary

Statements of Condensed Consolidated Operations

(Unaudited)

	For the Three Months Ended March 31,
	2004	2003
Sales	$1,680,745	$942,887
Cost of Sales	1,015,293	625,609

Gross profit	665,452	317,278

Selling, marketing and administrative expenses	840,449	679,408

Loss from operations	(174,997)	(362,130)

Other income (expense):
Interest expense	(71,100)	(33,000)
Interest income	1,894	114

	(69,206)	(32,886)

Loss before income taxes	(244,203)	(395,016)

Income tax provision	—	—

Net loss	$(244,203)	$(395,016)

Earnings per share of common stock:

Basic	$(0.01)	$(0.01)

Dilutive	$(0.01)	$(0.01)

Weighted average number common share basis and diluted	25,221,759	38,828,444

World Health Alternatives, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	March 31, 2004	December 31, 2003*
	(unaudited)
Assets

Current Assets
Cash	$48,284	$177,699
Accounts receivable	565,884	1,115,257
Accounts receivable - due from seller	193,932	75,000
Prepaid Expenses	105,574	148,309

Total Current Assets	913,674	1,516,265

Property, Plant and Equipment, net	114,944	120,992

Intangible Assets	3,212,029	3,269,793

Goodwill	744,147	152,207

Total Assets	$4,984,794	$5,059,257

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$85,158	$25,032
Accrued liabilities	215,804	189,190
Loan payable, related party	25,000	—
Current and deferred income taxes payable	13,484	25,484
Notes payable, current portion	367,995	1,874,601

Total Current Liabilities	707,441	2,114,307

Note Payable, net of current portion	682,005	760,399

Stockholders’ Equity
Preferred stock, $.0001 par value, 100,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.0001 par value, 200,000,000 shares authorized, 25,738,243 and 23,638,243 shares issued and outstanding, respectively	2,574	2,364
Additional paid-in capital	3,723,659	2,068,869
Retained earnings (deficit)	(130,885)	113,318

Total Stockholders’ Equity	3,595,348	2,184,551

Total Liabilities and Stockholders’ Equity	$4,984,794	$5,059,257

*	Derived from audited financial statements.

Contact:

World Health Alternatives, Inc.

Richard E. McDonald, 412-829-7800 ext. 223

or

Summit Financial Partners

Anthony Altavilla, 317-218-0204

or

Porter, LeVay & Rose, Inc.

Michael Porter, Investor Relations

Margarerit Drgos, Media Relations

Jeff Myhre, Editorial

212-564-4700

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